Exhibit 5.1

[LETTERHEAD OF GIBSON, DUNN & CRUTCHER LLP]

Client: 97394-00156

May 14, 2013

Williams Partners L.P.

One Williams Center

Tulsa, Oklahoma 74172-0172

Re:	Williams Partners L.P.

Registration Statement on Form S-3 (File No. 333-187664)

Ladies and Gentlemen:

We have examined the Registration Statement on Form S-3, File No. 333-187664, as amended (the “Registration Statement”), of Williams Partners L.P., a Delaware limited partnership (the “Company”), filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), the prospectus and prospectus supplement (the “Prospectus Supplement”) with respect thereto, dated April 15, 2013 and May 14, 2013, respectively, in connection with the offering by the Company from time to time pursuant to Rule 415 under the Securities Act of common units representing limited partner interests in the Company having an aggregate offering price of up to $600,000,000 (the “Units”). The Units will be issued pursuant to that certain Equity Distribution Agreement dated May 14, 2013 (the “Distribution Agreement”) among the Company, Williams Partners GP LLC, a Delaware limited liability company (the “General Partner”) and Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc., RBS Securities Inc., UBS Securities LLC and Wells Fargo Securities, LLC.

In arriving at the opinion expressed below, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of such documents, records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinion set forth below. In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that when the Units have been issued and delivered in accordance with the Distribution Agreement for the consideration provided for therein, such Units will be validly issued, and purchasers of the Units will have no obligation to make payments to the Company or its creditors (other than the purchase price for the Units) or contributions to the Company or its creditors solely by reason of the purchasers’ ownership of the Units.

Williams Partners L.P.

May 14, 2013

The opinion expressed above is subject to the following exceptions, qualifications, limitations and assumptions:

A. The effectiveness of the Registration Statement under the Securities Act will not have been terminated or rescinded.

B. We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”) and the Delaware Limited Liability Company Act (the “Delaware LLC Act”). This opinion is limited to the effect of the current state of the Delaware LP Act and the Delaware LLC Act and the facts as they currently exist. We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

C. All offers and sales of the Units will comply with the cumulative dollar amount limitation and pricing committee approval requirements contained in the General Partner’s authorization of the offering and sale of the Units.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption “Legal Matters” in the Registration Statement and the prospectus that forms a part thereof. In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Gibson, Dunn & Crutcher LLP